Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2001

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code: Registrant’s facsimile number, including area code:	(206) 701-2000 (206) 701-2500

None
(Former name or former address, if changed since last report)

Table of Contents

Item 5. Other Events.

Shares for Services

     On December 14, 2001, we entered into a Consulting Contract with Alan Kay of Glendale, California. Mr. Kay has agreed to provide certain computer software services regarding the development of high level programming environments for high performance computers. We agreed to issue 75,000 shares of our common stock to Mr. Kay for certain specific services.

Item 7. Financial Statements and Exhibits.

(c)        Exhibits

4.1	Consulting Contract, dated as of December 14, 2001, between Cray Inc. and Alan Kay
5	Opinion of General Counsel

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

By:	/S/

Kenneth W. Johnson General Counsel